Exhibit 99.1

CONFIDENTIAL

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of October 28, 2008 between Gaming Partners International Corporation, a Nevada corporation (the “Company”), and Gregory Gronau (“Executive”).

WITNESSETH:

WHEREAS, the Company desires to retain the services of Executive as Executive Vice President and Chief Operating Officer of the Company upon the terms and conditions hereinafter set forth; and

WHEREAS, upon termination of the employment of the Company’s current President and Chief Executive Officer it is the intent of the Company’s Board of Directors to appoint Executive to the positions of President and Chief Executive Officer; and

WHEREAS, although there can be no assurance that Executive will be appointed President and Chief Executive Officer, the parties desire to set forth the terms and conditions of Executive’s employment not only as Executive Vice President and Chief Operating Officer but as President and Chief Executive Officer, if and when he is appointed to those positions; and

WHEREAS, Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.                                       Employment - Duties.

The Company hereby agrees to employ Executive, and Executive hereby accepts such employment by the Company, as Executive Vice President and Chief Operating Officer of the Company.  As Executive Vice President and Chief Operating Officer, Executive shall supervise the day-to-day operations of the Company’s North American operations, i.e., its subsidiary, Gaming Partners International USA, Inc., a Nevada corporation (“GPI USA”), and GPI USA’s subsidiary GPI Mexicana, S.A. de C.V., a Mexican corporation, and shall perform such other duties as may from time to time be prescribed by the President and Chief Executive Officer or the Board of Directors of

the Company.  As Executive Vice President and Chief Operating Officer, Executive shall report to and be under the direction and control of the President and Chief Executive Officer and the Board of Directors.  If and when Executive is appointed President and Chief Executive Officer of the Company, he shall report to and be under the direction and control of the Board of Directors of the Company, and shall have supervision and control over, and responsibility for the day-to-day operations of the Company and its subsidiaries, and such other powers or duties as may from time to time be prescribed by the Board of Directors of the Company.  Executive shall devote his best efforts and all his business time and attention to the business of the Company and to the best interests of the Company, and during the Term (as hereinafter defined) of this Agreement, Executive shall not engage in any other business activity without the prior approval of the Board of Directors of the Company.

2.                                       Term.

(a)                                  Unless sooner terminated as provided in this Agreement, the term of this Agreement (the “Term”) shall be for three (3) years commencing on October 28, 2008 and continuing through October 31, 2011 (the “Initial Term”).  The Term will then be automatically extended for additional successive one-year periods (each an “Extension Term”) unless either party notifies the other in writing not less than ninety (90) days prior to the end of the Initial Term or any Extension Term that the Agreement will not be extended.

(b)                                 The termination of this Agreement, however arising, shall not affect any of the provisions hereof as are expressed to operate or have effect after the termination of this Agreement.

3.                                       Compensation; Expenses.

(a)                                  As Executive Vice President and Chief Operating Officer, Executive shall be paid an annual salary (the “Salary”) in the amount of Two Hundred and Fifty Thousand Dollars ($250,000.00), in accordance with the executive payroll schedule in effect at the Company’s principal office from time to time.  If and when Executive is appointed President and Chief Executive Officer, the Salary will increase to Three Hundred Thousand Dollars ($300,000.00).

(b)                                 Subject to the provisions of this Section 3(b), for each calendar year ending during the Term, Executive, while serving as Executive Vice President and Chief Operating Officer, may receive a bonus of up to twenty-five percent (25%) of the Salary.  If and when Executive is appointed President and Chief Executive Officer, Executive may receive a bonus of up to fifty percent (50%) of the Salary.  Any bonus payable hereunder shall be determined by the Board of Directors in its sole discretion based on Executive’s achieving objectives for that year to be specified by the Board of Directors prior to the start of each calendar year after consultation with Executive.  Payment of the bonus, if any, shall be made on March 31 following the end of each such calendar year; provided that if the Company’s audited financial statements for that calendar year are not yet final on that date, then the payment shall be made within ten (10) days of the date such audited financial statements become final. Executive shall only be entitled to a bonus pursuant to this Section 3(b) if Executive remains in the Company’s employ on the last day of the calendar year in question; provided that if Executive’s employment with the Company terminates for any reason other than Cause or Voluntary Termination (each as hereinafter defined), Executive or Executive’s estate shall be entitled to receive a prorated portion of the bonus.  Notwithstanding the foregoing, for the year ending December 31, 2008 only, Executive shall be guaranteed a bonus equal to twenty-five percent (25%) of the Salary paid to Executive during the year ending December 31, 2008, provided Executive remains in the Company’s employ on December 31, 2008, subject to the proviso in the preceding sentence.  Executive agrees that within ten (10) days of receipt of such bonus, Executive will use the full amount thereof received by Executive (i.e. net of withholding taxes) to purchase shares of the Company’s Common Stock in the open market.  Further, for the year ending December 31, 2009 only, Executive shall be guaranteed a bonus in the amount of Sixty Two Thousand Five Hundred Dollars ($62,500.00), provided Executive remains in the Company’s employ on December 31, 2009, subject to the proviso in the fourth sentence of this Section 3(b).  For the year ending December 31, 2009, the amount of the bonus shall not increase, even if Executive is appointed President and Chief Executive Officer during that year.  Starting with the calendar year ending December 31, 2010, if Executive is appointed President and Chief Executive Officer the bonus amount, if any, shall be prorated based on the number of days Executive serves as Executive Vice President and Chief Operating Officer and as President and Chief Executive Officer.  Amounts payable pursuant to this Section 3(b) shall be subject to appropriate tax withholding, at the rate applicable to payments of more than two weeks of Salary.

(c)                                  Executive shall also receive an option to purchase one hundred fifty thousand (150,000) shares of Common Stock of the Company with a per share exercise price equal to the last sale price of the Company’s Common Stock on the NASDAQ Stock Market on the date of the grant (the “Option”), subject to approval by the Company’s stockholders of the Option or of a new Stock Option Plan to which the Option would be subject.  The Option shall have a term of ten (10) years and shall vest as follows: twenty thousand (20,000) shares on the first anniversary of the date of the grant, thirty thousand (30,000) shares on the second anniversary of the date of the grant, thirty thousand (30,000) shares on the third anniversary of the date of the grant, thirty thousand (30,000) shares on the fourth anniversary of the date of grant, and forty thousand (40,000) on the fifth anniversary of the date of grant.   Except as otherwise provided in any Stock Option Plan approved by the Company’s stockholders, if Executive’s employment with the Company terminates for any reason other than Cause (as hereinafter defined), the portion of the Option that is vested on the Date of Termination (as hereinafter defined) shall remain exercisable until the date ninety (90) days after the Date of Termination (one year in the case of termination by reason of Incapacity), on which date it shall expire. The unvested portion of the Option shall expire on the Date of Termination. In the event of termination of Executive’s employment for Cause, the Option shall expire on the Date of Termination. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration of its ten-year term.

(d)                                 During the Term, the Company shall reimburse Executive for reasonable expenses incurred by Executive in connection with performing services hereunder in accordance with the Company’s policy at the time and provided that such expenses are necessary and appropriate to Executive’s employment hereunder.  Executive shall submit to the Company written, itemized expense accounts and such additional substantiation and justification as the Company may reasonably request.

(e)                                  In addition, the Company shall reimburse the following expenses to the extent reasonably incurred by Executive in connection with Executive’s relocation to Las Vegas, Nevada:

(i) moving expenses from Georgia to Las Vegas (based on two quotes by nationally-recognized moving companies) and (ii) closing costs relating to the sale of Executive’s existing primary residence in Georgia.

4.                                       Benefit Plans, Vacations, etc.

(a)                                  During the Term, Executive shall be eligible to participate in all medical, retirement, pension or other benefit plans or arrangements made available by the Company to its employees, subject to compliance with, and eligibility under, any applicable medical requirements.

(b)                                 Executive shall be entitled to receive four (4) weeks of paid vacation during each year of this Agreement at such times as are mutually agreed upon by Executive and the Board of Directors.  Vacation may not be carried forward to the following year.

(c)                                  Executive shall receive an automobile allowance of Six Hundred Dollars ($600.00) per month to cover acquisition cost, insurance and maintenance.  The Company will not make any other payment with respect to Executive’s automobile, except that it will reimburse Executive’s fuel expenses for business use of the automobile (not including Executive’s daily commute), subject to Executive’s compliance with Section 3(d).

5.                                       Termination.

(a)                                  Death.  Executive’s employment hereunder shall terminate upon Executive’s death.

(b)                                 Incapacity. The Company reserves the right to terminate this Agreement and Executive’s employment with the Company in the event of Executive’s physical or mental disability or infirmity which renders Executive unable to perform Executive’s duties under this Agreement for a period or periods aggregating ninety (90) working days (whether continuous or in the aggregate) during any consecutive twelve (12) month period (“Incapacity”).

(c)                                  Cause.  The Company reserves the right to terminate this Agreement and Executive’s employment with the Company upon the occurrence of any of the following events (“Cause”):

(i)                                     Executive’s conduct which is considered an offense involving moral turpitude under federal, state or local laws, or which might bring Executive to public disrepute, scandal or ridicule or reflect unfavorably upon any of Company’s businesses or those who conduct business with the Company;

(ii)                                  Executive’s conviction of, or plea of nolo contendere to, a felony;

(iii)                               Executive’s conduct constituting a violation of any law or regulation relating to gaming;

(iv)                              Executive’s misconduct or negligence which has resulted or is likely to result in material damage to the Company;

(v)                                 Executive’s act of dishonesty, theft or fraud with respect to the Company;

(vi)                              A material violation by Executive of the Company’s ethics policies or codes of conduct;

(vii)                           Executive’s failure to be found suitable by any gaming regulatory authority or Executive’s involvement in any activities that might endanger, or impose materially adverse restrictions on, any gaming license held by the Company or any of its affiliates;

(viii)                        Executive willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities or the destruction or failure to preserve documents or other material reasonably likely to be relevant to such an investigation, or the inducement of others to fail to cooperate or to destroy or fail to produce documents or other material;

(ix)                                Executive’s failure (other than by reason of physical or mental incapacity) or refusal to perform any of Executive’s duties hereunder or to carry out the lawful instructions of the President and Chief Executive Officer or the Board of Directors; or

(x)                                   Executive’s breach of any of the provisions or covenants of this Employment Agreement.

(d)                                 Voluntary Termination.  The Executive reserves the right to terminate this Agreement and the Executive’s employment with the Company by Voluntary Termination.   As used herein, “Voluntary Termination” shall mean termination by the Executive on the Executive’s own initiative.   The Executive shall give the Company at least ninety (90) days prior written notice of any Voluntary Termination.   If the Executive gives a Notice of Termination pursuant to this Section 5(d), the Company may, at its option, terminate this Agreement and the Executive’s employment with the Company at any time during the notice period by written notice to the Executive, subject to Section 6(a)(ii).

(e)                                  Without Cause.  The Company reserves the right to terminate this Employment Agreement and the Executive’s employment with the Company other than for Cause or Disability.

(f)                                    Notice of Termination.  Any termination of Executive’s employment by the Company shall be communicated by written Notice of Termination to Executive.  Any Voluntary Termination of Executive shall be communicated by written Notice of Termination to the Company.  For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(g)                                 Date of Termination. “Date of Termination” shall mean (i) if Executive’s employment is terminated by his death, the date of his death; or (ii) if Executive’s employment is terminated pursuant to Sections 5(b), 5(c), 5(d) or 5(e), the date specified in the Notice of Termination.

6.                                       Compensation Upon Termination or During Incapacity.

(a)                                  Termination

(i)                                     If Executive’s employment is terminated by reason of death, the Company shall pay to Executive’s estate the Salary payable to Executive to the date of his death.

(ii)                                  If Executive is terminated pursuant to Sections 5(b), 5(c) or 5(d), the Company shall pay Executive’s Salary to the Date of Termination.

(b)                                 During absence from work by reason of incapacity through ill health or injury, the Company shall pay Executive’s Salary for each day of absence until the Date of Termination.  Thereafter, Executive will be compensated pursuant to such disability insurance plan as the Company may then have in effect and applicable law.

(c)                                  If Executive’s employment with the Company is terminated by the Company pursuant to Section 5(e), the Company shall pay to the Executive the Salary through the Date of Termination.  In addition, if termination pursuant to Section 5(e) occurs during the Initial Term, the Company shall continue to pay the Executive the Salary at the rate in effect on the Date of Termination for a period equal to (i) six (6) months, if Executive is serving as Executive Vice President and Chief Operating Officer on the Date of Termination, or (ii) twelve (12) months if Executive is serving as President and Chief Executive Officer.  The obligations of the Company under this Section 6(c) are subject to execution and delivery by the Executive of a severance agreement and release in form and substance satisfactory to the Company.

(d)                                 The provisions of this Section 6 constitute the Company’s sole obligation and Executive’s sole remedy in the event of termination of this Agreement and Executive’s employment with the Company.

7.                                       Confidentiality and Restrictions.

(a)                                  Executive hereby recognizes that the value of the Confidential Information of the Company and its Affiliates, as defined below, is attributable substantially to the fact that such Confidential Information is maintained by the Company and its Affiliates in the strictest confidentiality and secrecy and unavailable to others without the expenditure of substantial time, effort or money.  Executive, therefore, covenants and agrees to keep strictly secret and confidential the Confidential Information of the Company, its Affiliates, licensors, suppliers and customers in accordance with the following provisions of this Section 7(a). Executive covenants and agrees that, during the Term, and at any time thereafter, Executive shall safeguard the Confidential Information of the Company, its Affiliates, licensors, suppliers and customers and Executive shall not disclose any such Confidential Information, directly or by use of such Confidential Information in developing, manufacturing, marketing or distributing products or services for, or advising, others.  In implementation of the foregoing, Executive shall not disclose any of the Confidential Information of the Company to any employee or consultant except those for whom disclosure is necessary for the effective performance of their responsibilities as employees or consultants.  The obligations undertaken by Executive pursuant to this Section 7(a) shall not apply to any Confidential Information which hereafter shall become published or otherwise generally available to the public, except in consequence of a willful act or omission by Executive in contravention of the obligations hereinabove set forth in this Section 7(a), or which is lawfully disclosed by a third party, and such obligations shall, as so limited, survive expiration or termination of this Agreement.  As used herein, “Affiliate” means any person, corporation or other entity controlling, controlled by or under common control with such person or entity; and “Confidential Information” means all information not in the public domain relating to the business of the Company and its Affiliates, and information relating to their respective customers, licensors and suppliers and the services, data, products and programs developed and/or commercialized by any of the forgoing, including, without limitation, inventions, ideas, product and service concepts, know how, research, data, software, and other trade secrets.

(b)                                 On the termination of this Agreement for any reason, Executive will be required to deliver to the Company all correspondence, documents, papers and other media containing information about the Confidential Information of the Company, its Affiliates, licensors and suppliers together with all copies in Executive’s possession or control.

(c)                                  During the Term and for a period of two (2) years after the termination of this Agreement, Executive shall not, directly or indirectly, solicit for employment, offer employment to, or employ for Executive’s own account or for the account of another, any employee or agent of the Company and/or its Affiliates.

(d)                                 During the Term and for a period of two (2) year after the termination of this Agreement, Executive shall not, directly or indirectly, solicit, raid, entice or otherwise induce any customer and/or vendor of the Company or any of its Affiliates to cease doing business with the Company or to do business with a competitor with respect to products and/or services that are competitive with the products and/or services of the Company and its Affiliates.

(e)                                  During the Term and for a period of one (1) year after the termination of this Agreement for any reason, Executive shall not engage in any competition with, or, directly or indirectly, perform services (as employee, manager, consultant, independent contractor, advisor or otherwise) for any business that engages in competition with the Company or any of its Affiliates anywhere in the United States.

(f)                                    During the Term and for a period of one (1) year after the termination of this Agreement for any reason, Executive shall not, directly or indirectly, own any equity interest in any enterprise (other than an aggregate of not more than one percent (1%) of the stock of an enterprise listed on a national stock exchange), or make any loan or advance to any enterprise, that engages in competition with the Company or any of its Affiliates anywhere in the United States.

(g)                                 Executive agrees that the restrictions in this Section 7 are reasonable and necessary to protect the Confidential Information and acknowledges that the Company would not employ Executive absent Executive’s agreement to this Section 7.  Executive expressly agrees that, in addition to any other rights or remedies which the Company may have, the Company shall be entitled to injunctive and other equitable relief to prevent a breach of this Section 7 by Executive including a temporary restraining order or temporary injunction from any court of competent jurisdiction restraining any threatened or actual violation, and Executive consents to the entry of such an order and injunction relief and waive the making of a bond as a condition for obtaining such relief.

8.                                       Intellectual Property.

Executive acknowledges and agrees that the Company shall be and remain the sole owner of all the fruits and proceeds of Executive’s services hereunder, including, but not limited to, all ideas, inventions, concepts, developments, discoveries, whether or not protectable, and other properties which Executive may create or conceive in connection with, and during the term of, Executive’s employment hereunder, including, without limitation, product concepts, formulations and names, and all marketing concepts and materials, free and clear of any claims by Executive (or any successor or assignee of Executive) of any kind or character whatsoever other than Executive’s right to compensation hereunder.  Executive hereby assigns any and all rights he may have in any of the forgoing, including copyrights, to the Company.  Executive agrees that he shall, at the request of the Board of Directors of the Company, execute such assignments, certificates or other instruments as the Board from time to time deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company’s right, title and interest in or to any such properties.

9.                                       Executive’s Representation.

Executive represents that Executive’s performance of this Agreement does not breach any agreement not to compete, to assign inventions, or to keep in confidence proprietary information, knowledge or data acquired by Executive, and Executive will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others.

10.                                 Miscellaneous.

(a)                                  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all other prior or contemporaneous agreements of the parties with respect to said subject matter are hereby merged into and superseded by this Agreement.  This Agreement may not be changed, modified or amended other than by a further written agreement signed by both parties hereto.

(b)                                 Mutual Agreement.  This Agreement embodies the arm’s-length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by such party.

(c)                                  No Waiver.  The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision.

(d)                                 Governing Law.  This Agreement shall be governed by, and shall be construed and interpreted in accordance with the laws of Nevada, without giving effect to any choice of law doctrine.

(e)                                  Settlement of Disputes, Arbitration.  Subject to the provisions of Section 7, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Clark County, Nevada in accordance with the rules for the resolution of employment law disputes of the American Arbitration Association then in effect.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  Both Executive and Company agree to submit to jurisdiction and venue of the federal and state courts in Clark County, Nevada, as applicable, with respect to any dispute arising out of or in connection with this Agreement.

(f)                                    Notice.  Any notice or document required or permitted by this Agreement to be given to a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, return receipt requested or sent by telecopier provided a copy of such telecopied notice shall be sent by overnight courier, to such party addressed as follows:

If to the Company:

Gaming Partners International Corporation

1700 Industrial Road

Las Vegas, Nevada 89102

Attn.: Chairman

Fax: 702.384.1965

if to Executive:

Gregory Gronau

712 Proud eagle

Las Vegas, Nevada 89144

Notice mailed by certified mail shall be deemed to have been given on the fifth business day next following the date of the returned receipt.  Notice sent by fax shall be deemed to have been given on the next business day.  Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is delivered.  Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

(g)                                 Assignment.  This Agreement shall inure to the benefit of, and bind, the parties hereto and their respective successors and assigns, provided, however, that Executive shall not assign or transfer any of his rights under this Agreement nor delegate any of his duties hereunder without the prior written consent of the Company.

(h)                                 Severability.  If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances.  In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the application law of such jurisdiction as it shall then appear.

(i)                                     Headings and Counterparts.  Headings are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which, together, will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer or representative, and Executive has signed this Agreement, as of the day and year first written above.

GAMING PARTNERS INTERNATIONAL
CORPORATION

By:
Name:
Title:

Gregory Gronau